Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter and Fiscal Year to Date 2021 Results

Third Quarter of Fiscal Year 2021 - Consolidated Earnings Highlights

•Revenue of $266.9 million, Up 80% Year-Over-Year
•Net Income of $36.5 million, improvement of $12.8 million Year-Over-Year
•Adjusted EBITDA of $65.2 million, Up 48% Year-Over-Year*

•Updating Full-Year 2021 Revenue, Net Income and Adjusted EBITDA Guidance:
◦Revenue still expected in a range of $920 million to $940 million
◦Net Income expected in a range of $130 million to $138 million
◦Adjusted EBITDA expected in a range of $225 million to $235 million*

Third Quarter of Fiscal Year 2021 - Segment Highlights

Senior
•Revenue of $215.6 million, Up 101% Year-Over-Year
•Adjusted EBITDA of $75.5 million, Up 63% Year-Over-Year*
•Approved Medicare Advantage policies grew 112% Year-Over-Year

Life
•Revenue of $46.4 million, Up 50% Year-Over-Year
•Final expense premiums grew 176% Year-Over-Year

Auto & Home
•Revenue of $7.0 million, Down 33% Year-Over-Year
•Total Auto & Home premiums declined 29% Year-Over-Year

OVERLAND PARK, Kan., May 11, 2021--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), reported consolidated revenue for the third quarter of fiscal year 2021 of $266.9 million, which was an 80% increase over consolidated revenue for the third quarter of fiscal year 2020 of $148.6 million. Consolidated net income for the third quarter of fiscal year 2021 was $36.5 million, which was a $12.8 million increase over consolidated net income for the third quarter of fiscal year 2020 of $23.7 million. Finally, consolidated Adjusted EBITDA for the third quarter of fiscal year 2021 was $65.2 million, which was a 48% increase over consolidated Adjusted EBITDA for the third quarter of fiscal year 2020 of $44.1 million.

Consolidated revenue for the nine months ended March 31, 2021, was $749.4 million, a 92% increase over consolidated revenue for the nine months ended March 31, 2020, of $390.1 million. Consolidated net income for the nine months ended March 31, 2021, was $127.7 million, an increase of $66.6 million over consolidated net income for the nine months ended March 31, 2020, of $61.1 million. Finally, consolidated Adjusted EBITDA for the nine months ended March 31, 2021, was $206.8 million compared to consolidated Adjusted EBITDA of $113.9 million for the nine months ended March 31, 2020, an 82% increase.

Chief Executive Officer Tim Danker commented, “Our Third Quarter results again demonstrated our strong growth potential. The quarter was led by a robust OEP, where our Medicare Advantage approved policies grew by 112% year-over-year driven by a 17% increase in average agent productivity while adding 75% more agents. We are also very excited about the huge opportunity with value-based care and our Population Health platform which we announced last week along with the acquisition of Express Med, which will be rebranded SelectRx. We continue to build our conviction that SelectQuote is designed to execute high quality growth for years to come and with Population Health, our addressable market is now bigger, and our ability to address that market has never been stronger.”

Chief Financial Officer Raffaele Sadun added, “With Senior revenue growth of 101% year-over-year, this was the fifth consecutive quarter of Senior revenue growth in excess of 100%. During the quarter, we also refinanced our credit agreement and secured an additional $292 million of committed capital, $147 million immediately and another $145 million in a committed delayed draw term loan. Lastly, we are reiterating our fiscal year revenue
*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13.

guidance but adjusting our guidance for Adjusted EBITDA due to the incremental dollars we are investing in Population Health and SelectRx.”

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$215,600	$107,351	101%	$604,309	$273,808	121%
Adjusted EBITDA*	75,489	46,182	63%	218,946	112,352	95%
Adjusted EBITDA Margin*	35%	43%		36%	41%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	160,233	76,196	110%	454,772	205,270	122%
Medicare Supplement	3,738	3,703	1%	24,287	16,383	48%
Dental, Vision and Hearing	38,757	18,935	105%	101,819	52,806	93%
Prescription Drug Plan	1,568	1,234	27%	10,243	11,135	(8)%
Other	6,781	1,922	253%	12,603	3,612	249%
Total	211,077	101,990	107%	603,724	289,206	109%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	132,950	62,700	112%	384,137	171,099	125%
Medicare Supplement	3,073	2,702	14%	19,849	11,740	69%
Dental, Vision and Hearing	34,517	16,068	115%	84,370	38,992	116%
Prescription Drug Plan	2,109	1,647	28%	9,556	10,528	(9)%
Other	5,129	1,399	267%	10,209	2,596	293%
Total	177,778	84,516	110%	508,121	234,955	116%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	$1,362	$1,377	(1)%	$1,290	$1,297	(1)%
Medicare Supplement	1,345	1,478	(9)%	1,263	1,372	(8)%
Dental, Vision and Hearing	129	155	(17)%	140	146	(4)%
Prescription Drug Plan	213	214	—%	230	229	—%
Other	60	93	(35)%	95	99	(4)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown as per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per policy metrics are based on approved policies which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represent all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads which is included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended March 31,
(dollars per approved policy):	2021	2020	% Change
Medicare Advantage and Medicare Supplement approved policies	464,653	204,519	127%
Medicare Advantage and Medicare Supplement commission per MA / MS policy	$1,286	$1,300	(1)%
Other commission per MA/MS policy	38	51	(25)%
Other per MA / MS policy	166	154	8%
Total revenue per MA / MS policy	1,490	1,505	(1)%
Total operating expenses per MA / MS policy	(947)	(891)	6%
Adjusted EBITDA per MA / MS policy*	$543	$614	(12)%
Adjusted EBITDA Margin per MA / MS policy*	36%	41%
Revenue / CAC multiple	3.1X	3.6X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$46,400	$30,956	50%	$125,598	$87,543	43%
Adjusted EBITDA*	3,175	3,494	(9)%	20,066	15,552	29%
Adjusted EBITDA Margin*	7%	11%		16%	18%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums include term life and permanent life insurance policies while ancillary premiums include various smaller products. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13.

The following table shows core, final expense, and ancillary premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Core Premiums	$18,951	$18,637	2%	$56,268	$56,486	—%
Final Expense Premiums	23,881	8,639	176%	54,595	15,979	242%
Ancillary Premiums	1,028	525	96%	2,190	1,775	23%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$6,973	$10,442	(33)%	$23,752	$29,061	(18)%
Adjusted EBITDA*	1,096	1,586	(31)%	6,863	5,594	23%
Adjusted EBITDA Margin*	16%	15%		29%	19%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands):	2021	2020	% Change	2021	2020	% Change
Premiums	$12,010	$16,923	(29)%	$42,165	$48,925	(14)%

Update on Fiscal Year 2021 Guidance

SelectQuote is updating the guidance provided for the full-year ending June 30, 2021. As a reminder, these expectations are forward-looking statements and actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in our annual and quarterly filings with the Securities and Exchange Commission.

SelectQuote is updating guidance for the full-year ending June 30, 2021 as follows:

•Consolidated Revenue is expected to be in the range of $920 million to $940 million
•Consolidated Net Income is expected to be in the range of $130 million to $138 million
•Consolidated Adjusted EBITDA is expected to be in the range of $225 million to $235 million*

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Tuesday, May 11, 2021, beginning at 5 p.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/4967839. After registering, a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from leading, nationally-recognized carriers, as well as prescription drug plans, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Kelly Hale
913-653-4375
kelly.hale@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2021	June 30, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$369,048	$321,065
Restricted cash	—	47,805
Accounts receivable	137,839	83,634
Commissions receivable-current	79,579	51,209
Other current assets	4,958	10,121
Total current assets	591,424	513,834
COMMISSIONS RECEIVABLE—Net	684,570	461,752
PROPERTY AND EQUIPMENT—Net	23,311	22,150
SOFTWARE—Net	11,513	8,399
OPERATING LEASE RIGHT-OF-USE ASSETS	30,381	—
INTANGIBLE ASSETS—Net	41,438	19,673
GOODWILL	49,955	46,577
OTHER ASSETS	1,522	1,408
TOTAL ASSETS	$1,434,114	$1,073,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,467	$22,891
Accrued expenses	23,090	14,936
Accrued compensation and benefits	41,693	22,228
Earnout liability	—	30,812
Operating lease liabilities—current	5,130	—
Other current liabilities	9,869	4,944
Total current liabilities	115,249	95,811
DEBT	460,615	311,814
DEFERRED INCOME TAXES	138,870	105,844
OPERATING LEASE LIABILITIES	37,716	—
OTHER LIABILITIES	11,149	14,635
Total liabilities	763,599	528,104

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,634	1,622
Additional paid-in capital	543,524	548,113
Retained earnings (accumulated deficit)	124,942	(2,792)
Accumulated other comprehensive income (loss)	415	(1,254)
Total shareholders’ equity	670,515	545,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,434,114	$1,073,793

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
REVENUE:
Commission	$236,793	$137,455	$664,312	$353,926
Production bonus and other	30,130	11,149	85,054	36,142
Total revenue	266,923	148,604	749,366	390,068

OPERATING COSTS AND EXPENSES:
Cost of revenue	71,439	43,367	206,605	126,488
Marketing and advertising	116,690	55,274	298,696	132,246
General and administrative	19,251	6,656	44,496	25,779
Technical development	4,860	2,865	13,458	9,088
Total operating costs and expenses	212,240	108,162	563,255	293,601

INCOME FROM OPERATIONS	54,683	40,442	186,111	96,467

INTEREST EXPENSE, NET	(7,355)	(9,356)	(20,898)	(16,239)
LOSS ON EXTINGUISHMENT OF DEBT	(3,315)	—	(3,315)	—
OTHER EXPENSES, NET	(349)	(4)	(1,545)	(20)
INCOME BEFORE INCOME TAX EXPENSE	43,664	31,082	160,353	80,208
INCOME TAX EXPENSE	7,183	7,366	32,619	19,110

NET INCOME	$36,481	$23,716	$127,734	$61,098

NET INCOME (LOSS) PER SHARE:
Basic	$0.22	$0.23	$0.79	$(0.38)
Diluted	$0.22	$0.17	$0.77	$(0.38)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	163,023	92,077	162,705	89,989
Diluted	165,731	138,754	165,495	89,989

OTHER COMPREHENSIVE INCOME NET OF TAX:
Gain on cash flow hedge	1,810	—	1,669	—
OTHER COMPREHENSIVE INCOME	1,810	—	1,669	—
COMPREHENSIVE INCOME	$38,291	$23,716	$129,403	$61,098

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$127,734	$61,098
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	11,260	5,273
Loss on disposal of property, equipment, and software	261	235
Share-based compensation expense	3,689	9,283
Deferred income taxes	32,475	19,117
Amortization of debt issuance costs and debt discount	2,482	1,431
Write-off of debt issuance costs	2,570	—
Fair value adjustments to contingent earnout obligations	1,487	—
Non-cash lease expense	2,869	—
Changes in operating assets and liabilities:
Accounts receivable	(52,905)	(17,057)
Commissions receivable	(251,188)	(142,454)
Other assets	4,349	1,420
Accounts payable and accrued expenses	26,223	12,896
Operating lease liabilities	(2,631)	—
Other liabilities	30,378	6,726
Net cash used in operating activities	(60,947)	(42,032)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,520)	(6,185)
Proceeds from sales of property and equipment	—	3
Purchases of software and capitalized software development costs	(5,807)	(4,443)
Acquisition of business	(23,879)	—
Net cash used in investing activities	(36,206)	(10,625)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	—	85,975
Payments on revolving line of credit	—	(97,007)
Net proceeds from Term Loans	228,753	416,500
Payments on Term Loans	(84,118)	—
Proceeds from other debt	—	12,125
Payments on other debt	(189)	(2,432)
Proceeds from common stock options exercised and employee stock purchase plan	1,778	5,364
Cash dividends paid	—	(275,000)
Payments of tax withholdings related to net share settlement of equity awards	(10,026)	—
Payments of debt issuance costs	(885)	(7,694)
Payments of costs incurred in connection with private placement	(1,771)	—
Payments of costs incurred in connection with initial public offering	(3,911)	(2,117)
Payment of contingent earnout liability	(32,300)	—
Net cash provided by financing activities	97,331	135,714
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	178	83,057
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	368,870	570
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$369,048	$83,627

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	Three Months Ended March 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$215,600	$46,400	$6,973	$(2,050)	$266,923
Operating expenses	(140,111)	(43,225)	(5,877)	(12,507)	(201,720)
Other expenses, net	—	—	—	(15)	(15)
Adjusted EBITDA	75,489	3,175	1,096	(14,572)	65,188
Share-based compensation expense					(1,429)
Non-recurring expenses					(4,667)
Fair value adjustments to contingent earnout obligations					(334)
Depreciation and amortization					(4,323)
Loss on disposal of property, equipment, and software					(101)
Interest expense, net					(7,355)
Loss on extinguishment of debt					(3,315)
Income tax expense					(7,183)
Net income					$36,481

	Three Months Ended March 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$107,351	$30,956	$10,442	$(145)	$148,604
Operating expenses	(61,169)	(27,462)	(8,856)	(7,059)	(104,546)
Other expenses, net	—	—	—	(4)	(4)
Adjusted EBITDA	46,182	3,494	1,586	(7,208)	44,054
Share-based compensation expense					(19)
Non-recurring expenses					(1,256)
Depreciation and amortization					(2,105)
Loss on disposal of property, equipment, and software					(236)
Interest expense, net					(9,356)
Income tax expense					(7,366)
Net income					$23,716

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	Nine Months Ended March 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$604,309	$125,598	$23,752	$(4,293)	$749,366
Operating expenses	(385,363)	(105,532)	(16,889)	(34,771)	(542,555)
Other expenses, net	—	—	—	(58)	(58)
Adjusted EBITDA	218,946	20,066	6,863	(39,122)	206,753
Share-based compensation expense					(3,689)
Non-recurring expenses					(5,490)
Fair value adjustments to contingent earnout obligations					(1,487)
Depreciation and amortization					(11,260)
Loss on disposal of property, equipment, and software					(261)
Interest expense, net					(20,898)
Loss on extinguishment of debt					(3,315)
Income tax expense					(32,619)
Net income					$127,734

	Nine Months Ended March 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$273,808	$87,543	$29,061	$(344)	$390,068
Operating expenses	(161,456)	(71,991)	(23,467)	(19,248)	(276,162)
Other expenses, net	—	—	—	(20)	(20)
Adjusted EBITDA	$112,352	$15,552	$5,594	$(19,612)	113,886
Share-based compensation expense					(9,283)
Non-recurring expenses					(2,648)
Depreciation and amortization					(5,273)
Loss on disposal of property, equipment, and software					(235)
Interest expense, net					(16,239)
Income tax expense					(19,110)
Net income					$61,098

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

Guidance Adjusted EBITDA to net income reconciliation, year ending June 30, 2021:

(in thousands)	Range
Net Income	$130,000	$138,000
Income tax expense	34,000	36,000
Loss on extinguishment of debt	3,000	3,000
Interest expense, net	29,000	29,000
Depreciation and amortization	16,000	16,000
Fair value adjustments to contingent earnout obligations	1,000	1,000
Non-recurring expenses	7,000	7,000
Share-based compensation expense	5,000	5,000
Adjusted EBITDA	$225,000	$235,000